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 1 EXHIBIT INDEX

                          INDEX TO EXHIBITS

   Exhibit
   -------

   EX10(aw) Copy of Employment Agreement between James W. O'Brien and The Claridge at Park Place, Incorporated dated
               June 27, 1994.

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